              As filed with the Securities and Exchange Commission
                                on July 28, 1998
                                                  Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                                    62-1742957
 ------------------------------------------------------------          ----------------------------------
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                        209 TENTH AVENUE SOUTH, SUITE 300
                           NASHVILLE, TENNESSEE 37203
                     --------------------------------------
                    (Address of Principal Executive Offices)

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
                            1998 STOCK INCENTIVE PLAN
                            1998 STOCK PURCHASE PLAN
                            ------------------------
                            (Full title of the plan)

                               MICHAEL E. HOGREFE
                             CHIEF FINANCIAL OFFICER
                        209 TENTH AVENUE SOUTH, SUITE 300
                           NASHVILLE, TENNESSEE 37203
                      -------------------------------------
                     (Name and address of agent for service)

                                 (615) 256-9915
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                                PROPOSED
                                                        PROPOSED                 MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE          MAXIMUM OFFERING       AGGREGATE OFFERING           AMOUNT OF
   TO BE REGISTERED          REGISTERED (1)        PRICE PER SHARE(2)             PRICE              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
     COMMON STOCK,          3,876,327 SHARES              $23.625               $91,578,226               $27,016
    $0.01 PAR VALUE
======================================================================================================================

(1) This number of shares represents the aggregate of (1) 1,500,000 shares of Common Stock being registered hereby for purchase by employees and outside directors under the Bright Horizons Family Solutions, Inc. 1998 Stock Incentive Plan (the "Plan"), (2) 1,264,975 shares of Common Stock for purchase upon exercise of options of CorporateFamily Solutions, Inc., a Tennessee corporation ("CorporateFamily"), assumed by Bright Horizons Family Solutions, Inc. (the "Registrant") pursuant to the Amended and Restated Agreement and Plan of Merger dated June 17, 1998 (the "Merger Agreement") by and among the Registrant, CorporateFamily, Bright Horizons, Inc., a Delaware corporation ("Bright Horizons"), CFAM Acquisition, Inc., a Tennessee corporation, and BRHZ Acquisition, Inc., a Delaware corporation, (3) 911,352 shares of Common Stock for purchase upon exercise of options of Bright Horizons assumed by the Registrant pursuant to the Merger Agreement, and (4) 200,000 shares of Common Stock for purchase under the Bright Horizons Family Solutions, Inc. 1998 Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(h)(1) and 457(c), and based on the average of the high and low prices of the shares of Common Stock of the Registrant, as reported on The Nasdaq National Market as of July 27, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement and shall be deemed to be a part hereof:

          (1) The Registrant's Final Prospectus filed June 17, 1998 under the Securities Act, in connection with the Registrant's Registration Statement on Form S-4 (Registration No. 333-57035);

          (2)  The Registrant's Current Report on Form 8-K filed July 28, 1998;
               and

          (3) The description of the Registrant's Common Stock incorporated by reference in the Registrants's Current Report on Form 8-K filed July 28, 1998 from the Registrant's Registration Statement on Form S-4 (Registration No. 333-57035).

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any of its directors or officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (civil, criminal, administrative or investigative) if such person acted in good faith, and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. In actions brought by or in the right of the corporation the DGCL provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

         In cases where the director or officer is successful, on the merits or otherwise, in the defense of any action, suit, or proceeding (or claims or issues therein), the DGCL mandates that the corporation indemnify the director or officer against expenses actually and reasonably incurred in the proceeding. In other cases, the DGCL provides that indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper as such person has met the applicable standard of conduct as described above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors of the corporation who are not parties to the relevant action, suit or proceeding, or (2) if such a quorum is not obtainable (or even if obtainable, a quorum of disinterested directors so directs), by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation. Expenses incurred by an officer or director may be paid by the corporation in advance of the final disposition of the relevant action, suit or proceeding, if and to the extent such advance upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Company.

         The Registrant's Certificate of Incorporation provides that the directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL. The Certificate of Incorporation also provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements also provide for the indemnification by the Registrant of such directors and executive officers for liability for acts and omissions as directors and executive officers of the Registrant. The Registrant also has in effect a directors' and officers' liability insurance policy providing coverage for certain liabilities of the Registrant's officers and directors.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits

         4.1 Article IV of the Registrant's Certificate of Incorporation (Incorporated by Reference to Exhibit 3.1 of the Registration Statement on Form S-4 filed on June 17, 1998 (Registration No. 333-57035))
         4.2 Article IV of the Registrant's Bylaws (Incorporated by Reference to Exhibit 3.2 of the Registration Statement on Form S-4 filed on June 17, 1998 (Registration No. 333-57035))
         4.3 Specimen Common Stock Certificate (Incorporated by Reference to Exhibit 4.3 of the Form 8-K filed on July 28, 1998)
         4.4 The Registrant's 1998 Stock Incentive Plan (Incorporated by Reference to Exhibit 10.1 of the Registration Statement on Form S-4 filed on June 17, 1998 (Registration No. 333-57035))
         4.5 The Registrant's 1998 Stock Purchase Plan (Incorporated by Reference to Exhibit 10.2 of the Registration Statement on Form S-4 filed on June 17, 1998 (Registration No. 333-57035))
         5.1      Opinion of Bass, Berry & Sims PLC
         23.1     Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
         23.2     Consent of PricewaterhouseCoopers LLP
         23.3     Consent of Arthur Andersen LLP
         24.1 Power of Attorney (included on signature page to this Registration Statement)

Item 9.  Undertakings.

         A.       The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 28th day of July, 1998.


                                       BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
                                       (Registrant)


                                       By: /s/ Michael E. Hogrefe
                                           ---------------------------------
                                           Michael E. Hogrefe
                                           Chief Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Michael E. Hogrefe his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                           Title                           Date
         ---------                           -----                           ----
/s/ Linda A. Mason                  Director, Chairman of the            July 28, 1998
--------------------------------    Board
Linda A. Mason


/s/ Marguerite W. Sallee            Director, Chief Executive            July 28, 1998
--------------------------------    Officer
Marguerite W. Sallee                (Principal Executive Officer)


/s/ Roger H. Brown                  Director, President                  July 28, 1998
--------------------------------
Roger H. Brown


/s/ Michael E. Hogrefe              Chief Financial Officer              July 28, 1998
--------------------------------    (Principal Financial and
Michael E. Hogrefe                  Accounting Officer)


/s/ Joshua Bekenstein               Director                             July 28, 1998
--------------------------------
Joshua Bekenstein


         Signature                           Title                           Date
         ---------                           -----                           ----
/s/ JoAnne Brandes                  Director                             July 28, 1998
--------------------------------
JoAnne Brandes


/s/ William H. Donaldson            Director                             July 24, 1998
--------------------------------
William H. Donaldson


/s/ E. Townes Duncan                Director                             July 28, 1998
--------------------------------
E. Townes Duncan


/s/ Fred K. Foulkes                 Director                             July 28, 1998
--------------------------------
Fred K. Foulkes

/s/ Sara Lawrence-Lightfoot         Director                             July 28, 1998
--------------------------------
Sara Lawrence-Lightfoot


/s/ Robert D. Lurie                 Director                             July 28, 1998
--------------------------------
Robert D. Lurie


/s/ R. Brad Martin                  Director                             July 28, 1998
--------------------------------
R. Brad Martin

                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------
4.1      Article IV of the Registrant's Certificate of Incorporation
         (Incorporated by Reference to Exhibit 3.1 of the Registration Statement
         on Form S-4 filed on June 17, 1998 (Registration No. 333-57035))

4.2      Article IV of the Registrant's Bylaws (Incorporated by Reference to
         Exhibit 3.2 of the Registration Statement on Form S-4 filed on June 17,
         1998 (Registration No. 333-57035))

4.3      Specimen Common Stock Certificate (Incorporated by Reference to Exhibit
         4.3 of the Form 8-K filed on July 28, 1998)

4.4 The Registrant's 1998 Stock Incentive Plan (Incorporated by Reference to Exhibit 10.1 of the Registration Statement on Form S-4 filed on June
         17, 1998 (Registration No. 333-57035))

4.5      The Registrant's 1998 Stock Purchase Plan (Incorporated by Reference to
         Exhibit 10.2 of the Registration Statement on Form S-4 filed on June
         17, 1998 (Registration No. 333-57035))

5.1      Opinion of Bass, Berry & Sims PLC

23.1     Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers LLP

23.3     Consent of Arthur Andersen LLP

24.1     Power of Attorney (included on signature page to this Registration
         Statement)